UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) May 13, 2015
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On May 13, 2015, Meritage Homes Corporation held its Annual Meeting of Stockholders at 10:00 am local time at the Company's corporate office at 8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona, 85260. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected four individuals to the Board of Directors as Class II Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Peter L. Ax	34,687,548	716,328	5,381	2,507,360
Robert G. Sarver	31,207,187	4,196,764	5,306	2,507,360
Gerald Haddock	35,259,296	133,440	16,520	2,507,361
Michael R. Odell	35,129,570	263,229	16,458	2,507,360
Proposal No. 2
The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the 2015 fiscal year.

Votes For	Votes Against	Abstentions
37,116,748	793,466	6,403
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,531,880	843,575	33,800	2,507,362

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 13, 2015

MERITAGE HOMES CORPORATION

/s/	Larry W. Seay
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer